UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2020

Hess Midstream LP

(Exact name of registrant as specified in its charter)

DELAWARE	No. 001-39163	No. 84-3211812
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1501 McKinney Street Houston, Texas 77010
(Address, including zip code, of registrant’s principal executive offices)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Extensions of Existing Commercial Agreements with Hess

On December 30, 2020, certain indirect subsidiaries (the “Midstream Parties”) of Hess Midstream LP (the “Company”) exercised their respective Renewal Option (as defined below) to extend the term of each of the following commercial agreements (collectively, the “Existing Commercial Agreements”) for an additional 10-year period to January 1, 2034:

•

Second Amended and Restated Gas Processing and Fractionation Agreement by and between Hess Trading Corporation (“HTC”), an indirect wholly owned subsidiary of Hess Corporation (“Hess”), and Hess Bakken Processing LLC, an indirect subsidiary of the Company;

•	Second Amended and Restated Terminal and Export Services Agreement (“Terminal Services Agreement”) by and between HTC and Hess North Dakota Export Logistics LLC, an indirect subsidiary of the Company;

•	Amended and Restated Crude Oil Gathering Agreement by and between HTC and Hess North Dakota Pipelines LLC (“HNDPL”), an indirect subsidiary of the Company;

•	Second Amended and Restated Gas Gathering Agreement by and between HTC and HNDPL (“Gas Gathering Agreement”); and

•	Storage Services Agreement by and between Hess Mentor Storage, an indirect subsidiary of the Company, and Solar Gas, Inc., an indirect subsidiary of Hess.

The initial term of each Existing Commercial Agreement terminates on January 1, 2024, and the applicable Midstream Party has an option to extend the initial term (each a “Renewal Option”), provided that such Renewal Option is exercised on or prior to January 1, 2021. The Renewal Option relating to the Gas Gathering Agreement extended the agreement as it relates to the Hawkeye and Red Sky systems. The Renewal Option for the Terminal Services Agreement extended the agreement as it relates to crude oil services and natural gas liquids services. There were no changes to any provisions of the Existing Commercial Agreements as a result of the exercise of the Renewal Options.

Relationships

The Company is managed and controlled by Hess Midstream GP LLC (“GP LLC”) which is the general partner of Hess Midstream GP LP, the general partner of the Company (the “General Partner”). GP LLC is wholly owned by Hess Infrastructure Partners GP LLC (“HIP”), and HIP is owned 50% by Hess Investments North Dakota LLC (“HINDL”), a subsidiary of Hess, and 50% by GIP II Blue Holding Partnership, L.P., an entity managed by Global Infrastructure Management (“GIP”). As a result, certain individuals, including officers and directors of Hess, GIP, HIP and the General Partner, serve as officers and/or directors of more than one of such other entities. In addition, each of HINDL and GIP has beneficial ownership of 449,000 Class A shares representing limited partner interests in the Company (“Class A Shares”), 133,208,464 Class B shares representing limited partner interests in the Company (“Class B Shares”) and 133,208,464 Class B units representing limited partner interests in Hess Midstream Operations LP (“Class B Units”), a subsidiary of the Company that holds all of the Company’s operating assets. Such Class A Shares, Class B Shares and Class B Units collectively represent an approximate 94% voting interest and 5% economic interest in the Company and an approximate 93.68% economic interest in Hess Midstream Operations LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

	By:	Hess Midstream GP LP,
its general partner

	By:	Hess Midstream GP LLC,
its general partner

Date: January 6, 2021	By:	/s/ Jonathan C. Stein
	Name:	Jonathan C. Stein
	Title:	Chief Financial Officer